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                                                                 EXHIBIT 10 (a)

                            EXECUTIVE BONUS AGREEMENT

     This Executive Bonus Agreement (this "Agreement") is made and entered into effective as of January 3, 2001 (the "Effective Date"), by and between The Sands Regent, a Nevada corporation (the "Company"), and Ferenc B. Szony ("Executive").

                                    RECITALS

     A. Executive is presently employed by the Company as President and Chief Executive Officer.

     B. In recognition of the contribution and importance of Executive to the Company (both in the past and in the future), the Company desires to recognize and reward Executive's performance and provide further incentive for continued improved performance.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and with reference to the above recitals, the parties hereby agree as follows:

     1. Bonus Date. For purposes of this Agreement, each of December 15, 2001 and December 15, 2002 shall mean the "Bonus Date".

     2. Bonus Amount. $228,159.50 (the "Bonus Amount").

     3. Bonus. The Company shall pay to Executive an amount equal to the Bonus Amount on each Bonus Date, in a lump sum payment, if the Executive is employed by the Company on such Bonus Date. The Bonus Amount is not earned, in whole or in part, unless Executive is employed by the Company on such Bonus Date.

     4. Withholding. The Company shall withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     5. Benefits. This Agreement shall not affect Executive's eligibility or entitlement to receive benefits under any other Company benefit plan, provided however, that the amount of such Bonus Amount accrued in fiscal 2001 (a) shall be accrued in determining the Company's income from operations under the Company's Management Bonus Program for fiscal 2001 for the purpose of calculating Executive's bonus, if any, under such plan in fiscal 2001 and (b) shall not be considered as compensation for Executive in determining Executive's bonus under such Program (i.e., to the extent Executive's bonus under such Program is based on a percentage of compensation, such compensation base amount shall not include any accrued amount of the Bonus Amount).

     6. Other Rights and Agreements. This Agreement does not create any employment rights not specifically set forth herein with respect to Executive. This Agreement constitutes the full understanding of the parties and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes all prior negotiations, understandings and agreements, whether written or oral, between the parties,

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their affiliates, and their respective principals, stockholders, directors, officers, employees, consultants and agents with respect thereto.

     7. Employment. This Agreement shall not be construed as modifying Executive's employment relationship with the Company as set forth in that certain Employment Agreement entered into as of December 15, 1998, as amended as of December 15, 1999 (the "Employment Agreement"), except as set forth herein. As a result of the execution of this Agreement, the Employment Agreement shall be deemed to have been renewed as of December 15, 2000 notwithstanding Executive's notice to the Chairman of the Board dated December 14, 2000.

     8. Amendment. This Agreement may be amended or revised only by written agreement signed by the Company and Executive.

     9. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada, without giving effect to the principles of conflict of laws thereof.



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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                     "COMPANY"

                                                     THE SANDS REGENT,
                                                     A NEVADA CORPORATION


                                                     By: /s/ DAVID R. WOOD
                                                         -----------------------
                                                     Name:   David R Wood
                                                     Title:  Exec. V.P./CFO



                                                     "EXECUTIVE"


                                                     /s/ FERENC B. SZONY
                                                     ---------------------------
                                                         Ferenc B. Szony


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